April 11, 2006

YouthStream Acquisition Corp.
c/o YouthStream Media Networks, Inc.
244 Madison Avenue, PMB #358
New York, New York 10016

Gentlemen:

KES Holdings, LLC, a Delaware limited liability company (“KESH”) is the holder of that certain 8% subordinated secured promissory note issued by YouthStream Acquisition Corp., a Delaware corporation (the “Company”) in the original principal amount of $19 million (the “KESH Note”) and Atacama Capital Holdings, Ltd., a British Virgin Islands company (“Atacama,”) is the holder of that certain 8% subordinated secured promissory note issued by the Company in the original principal amount of $21 million (the “Atacama Note” and collectively with the KESH Note, the “Notes”). The Notes were issued in conjunction with the acquisition by the Company of (i) a 37.45% membership interest in KES Acquisition Company, LLC, a Delaware limited liability company (“KESA”), from KESH and (ii) all of the stock of Atacama KES Holding Corporation, a Delaware corporation, from Atacama. Each of the Notes were previously modified by a letter agreement dated July 14, 2005, effective February 28, 2005 (the “Modification Letter”).

The parties hereto agree that the Company’s delivery of the promissory notes annexed hereto to KESH and Atacama shall be deemed to be payment in full of accrued interest that was due on the First Interest Payment Date (as such term is defined in the Modification Letter) and that the payment of interest in such manner is hereby consented to and accepted by each of the parties hereto. Furthermore, each of the parties hereto confirms that no “Event of Default”, as that term is defined in the Note Purchase Agreement dated February 25, 2005 (the “Note Purchase Agreement”), has occurred, and that KESH and Atacama each agree that they shall not be entitled to, nor will they, commence, prosecute or participate in any remedies on default as contemplated in Section 12 of the Note Purchase Agreement based on the foregoing.

Payment of interest for periods subsequent to the date hereof shall continue to be due and payable in accordance with the terms of the Notes, as modified by the Modification Letter.

This Agreement shall be deemed to be effective for all purposes as of February 27, 2006.

Except as expressly provided herein, each of the Notes remain in full force and effect.

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YouthStream Acquisition Corp.
April 11, 2006
Page -2-

KES HOLDINGS, LLC

By:	Libra/KES Investment I, LLC
Its:	Manager

By:	/S/ JESS M. RAVICH
Jess M. Ravich
Authorized Signatory

ATACAMA CAPITAL HOLDINGS, LTD.

By:	/S/ GWENYTH VANTERPOOL
Name: Gwenyth Vanterpool for Westlaw Limited
Title: Director

Accepted and Agreed to as of the 11th day of April 2006:

YOUTHSTREAM ACQUISITION CORP.

By:	/S/ ROBERT N. WEINGARTEN
Robert N. Weingarten
Chief Financial Officer